                                                                    EXHIBIT 3.1

                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                                  PHYTOTECH, INC.


TO:  Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation, PHYTOTECH, INC. (the "Corporation"), organized under the laws of the State of New Jersey, does hereby execute the following Amended and Restated Certificate of Incorporation:

     FIRST:    The name of the Corporation is PHYTOTECH, INC.

     SECOND:   The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

     THIRD:    The Corporation is authorized to issue twenty million
(20,000,000) shares of common stock, without par value (the "Common Stock"), of which fifteen million (15,000,000) shares shall be voting common stock (the "Voting Common Stock") and five million (5,000,000) shares shall be non-voting common stock (the "Non-Voting Common Stock"), and ten million (10,000,000) shares of Series A Non-Voting Preferred Stock, without par value (the "Preferred Stock").

     (a) The holder of the Voting Common Stock shall be entitled to one vote in person or by proxy for each share of stock held. Except as herein specifically provided, the holders of the Non-Voting Common Stock and the Preferred Stock shall possess no voting power and shall not have the right to participate in any meeting of the shareholders or to have notice thereof.

     (b) The shares of Non-Voting Common Stock are convertible to shares of Voting Common Stock in the event of a public offering registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, or a successor statute (the "Act") by the Corporation of its Common Stock.

     (c) The holders of the Preferred Stock shall be entitled to receive dividends on the Preferred Stock, but only when and until dividends are paid and declared by the Corporation's Board of Directors on the Common Stock. At such time as dividends are paid on the Common Stock, the holders of Preferred Stock shall be entitled to receive dividends on the Preferred Stock at the same time, and at the rate per share of Preferred Stock based upon the shares of Common Stock to which the holders of Preferred Stock would be entitled, if they had converted the Preferred Stock and been holders of Common Stock on the record date of such dividends on the Common Stock.

     (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfaction of the indebtedness of the Corporation, but before any distribution of assets shall be made to holders of Common Stock, liquidating distributions in the amount of $.80 per share plus all accumulated and unpaid dividends, if any. If, upon any liquidation or dissolution or winding up of the Corporation, the assets available for distribution to the Corporation's stockholders are insufficient to permit the payment in full to the holders of the Preferred Stock, then the entire assets of the Corporation available for such distribution will be distributed ratably among the holders of the Preferred Stock.

     (e) The merger or consolidation of the Corporation into or with another Corporation, the merger or consolidation of any other Corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of the liquidation rights.

     (f) After the payment of a $.80 per share liquidation preference to holders of Preferred Stock, holders of Common Stock shall receive, on a pro rata basis, all remaining assets of the Corporation available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Corporation.

     (g) The holders of Common Stock and Preferred Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of the Corporation's capital stock.

     (h) There shall be no redemption or sinking fund obligation with respect to the Preferred Stock.

     (i) On the fifth anniversary of the closing of the initial private placement effected pursuant to Regulation D under the Act, each share of Preferred Stock then outstanding will automatically be converted into one share of Common Stock (the "Conversion Rate"). All outstanding shares of Preferred Stock shall also be automatically converted into shares of Common Stock at the Conversion Rate (a) upon the consummation of an underwritten public offering registered with the SEC under the Act by the Corporation of its Common Stock, pursuant to which Common Stock is offered to the public at a price of at least $3.00 per share (subject to adjustment for stock splits, combinations and other similar events) or (b) immediately prior to the consummation of a consolidation or merger of the Corporation with or into another corporation, or any sale or transfer of all or substantially all of the assets of the Corporation, pursuant to which the holders of Common Stock (assuming the conversion of all outstanding Preferred Stock into Common Stock at the Conversion Rate) will receive cash or securities or property having a value (as determined by the Corporation's Board of Directors) of at least $3.00 per share of Common Stock (subject to adjustment for stock splits, combinations and other similar events). The holder of any shares of Preferred Stock converted into Common Stock in connection with such a public offering or other transaction shall be entitled to payment of all declared but unpaid dividends, if any, payable with respect to such shares up to and including the date of the closing of such public offering or other transaction.

     (j) The Conversion Rate is subject to adjustment upon the occurrence of certain events, including a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, or a combination of the Common Stock.

     (k) Upon any capital reorganization of the Corporation or any reclassification of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of

     Preferred Stock then outstanding would, without the consent of any holders of the Preferred Stock, become convertible only into the current amount of securities or property or cash receivable upon the capital reorganization, reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior thereto.

     FOURTH:   The address of the Corporation's current registered office is 131
Madison Avenue, Morristown, New Jersey 07962, and the name of the Corporation's current registered agent at such address is Kevin M. Kilcullen.

     FIFTH:    The number of directors constituting the current Board of
Directors is four (4) and the names and addresses of the said directors are as follows:

               Dr. Burt D. Ensley
               7 Colts Neck Drive
               Newtown, Pennsylvania 18940

               Dr. Laura Meagher
               1370 Cricket Lane
               Martinsville, New Jersey 08836

               Dr. Ilya Raskin
               48 Alexandria Drive
               Manalapan, New Jersey 07726

               Dr. Philip J. Whitcome
               99 Field Brook Road
               Madison, Connecticut 06443

     SIXTH:    A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the New Jersey Business Corporation Act as the same exists, or may hereafter be amended.

     SEVENTH: All corporate officers, directors, employees and agents shall be indemnified to the full extent permitted by law. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated
Certificate of Incorporation on the    day of May, 1994.


                                       PHYTOTECH, INC.




                                       By:___________________________
                                          Burt D. Ensley, President

                           CERTIFICATE OF AMENDMENT TO THE
                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   PHYTOTECH, INC.

To:  Secretary of State
     State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation, PHYTOTECH, INC. (the "Corporation"), organized under the laws of the State of New Jersey, does hereby execute the following Certificate of Amendment to the Amended and Restated Certificate of Incorporation for the purpose of amending its Amended and Restated Certificate of Incorporation:

     FIRST:    The name of the Corporation is PHYTOTECH, INC.

     SECOND:   Article THIRD of the Amended and Restated Certificate of
Incorporation is amended to read as follows:

          "THIRD:   The Corporation is authorized to issue twenty million
     (20,000,000) shares of common stock, without par value (the "Common Stock"), of which fifteen million (15,000,000) shares shall be voting common stock (the "Voting Common Stock") and five million (5,000,000) shares shall be non-voting common stock (the "Non-Voting Common Stock"), and ten million (10,000,000) shares of Series A Voting Preferred Stock, without par value (the "Preferred Stock").

          (a) The holders of the Voting Common Stock and the Preferred Stock shall be entitled to one vote in person or by proxy for each share of stock held. The holders of the Non-Voting Common Stock shall possess no voting power and shall not have the right to participate in any meeting of the shareholders or to have notice thereof.

          (b) The shares of Non-Voting Common Stock are convertible to shares of Voting Common Stock in the event of a public offering registered with the Securities and Exchange
          Commission (the "SEC") under the Securities Act of 1933, as amended, or a successor statute (the "Act") by the Corporation of its Common Stock.

          (c) The holders of the Preferred Stock shall be entitled to receive dividends on the

          Preferred Stock, but only when and if dividends are paid and declared by the Corporation's Board of Directors on the Common Stock. At such time as dividends are paid on the Common Stock, the holders of Preferred Stock shall be entitled to receive dividends on the Preferred Stock at the same time, and at the rate per share of Preferred Stock based upon the shares of Common Stock to which the holders of Preferred Stock would be entitled, if they had converted the Preferred Stock and been holders of Common Stock on the record date of such dividends on the Common Stock.

          (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfaction of the indebtedness of the Corporation, but before any distribution of assets shall be made to holders of Common Stock, liquidating distributions in the amount of $.80 per share plus all accumulated and unpaid dividends, if any. If, upon any liquidation or dissolution or winding up of the Corporation, the assets available for distribution to the Corporation's stockholders are insufficient to permit the payment in full to the holders of the Preferred Stock, then the entire assets of the Corporation available for such distribution will be distributed ratably among the holders of the Preferred Stock.

          (e) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of the liquidation rights.

          (f) After the payment of a $.80 per share liquidation preference to holders of Preferred Stock, holders of Common Stock shall receive, on a pro rata basis, all remaining assets of the Corporation available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Corporation.

          (g) The holders of Common Stock and Preferred Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of the Corporation's capital stock.

          (h) There shall be no redemption or sinking fund obligation with respect to the Preferred Stock.

          (i) On the fifth anniversary of the closing of the initial private placement effected pursuant to Regulation D under the Act, each share of Preferred Stock then outstanding will automatically be converted into one share of Common Stock (the "Conversion Rate"). All outstanding shares of Preferred Stock shall also be automatically converted into shares of Common Stock at the Conversion Rate (a) upon the consummation of an underwritten public offering registered with the SEC under the Act by the Corporation of its Common Stock, pursuant to which Common Stock is offered to the public at a price of at least $3.00 per share (subject to adjustment for stock splits, combinations and other similar events) or (b) immediately prior to the consummation of a consolidation or merger of the Corporation with or into another corporation, or any sale or transfer of all or substantially all of the assets of the Corporation, pursuant to which the holders of Common Stock (assuming the conversion of all outstanding Preferred Stock into Common Stock at the Conversion Rate) will receive cash or securities or property having a value (as determined by the Corporation's Board of Directors) of at least $3.00 per share of Common Stock (subject to adjustment for stock splits, combinations and other similar events). The holder of any shares of Preferred Stock converted into Common Stock in connection with such a public offering or other transaction shall be entitled to payment of all declared but unpaid dividends, if any, payable with respect to such shares up to and including the date of the closing of such public offering or other transaction.

          (j) The Conversion Rate is subject to adjustment upon the occurrence of certain events, including a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, or a combination of the Common Stock.

          (k) Upon any capital reorganization of the Corporation or any reclassification of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Preferred Stock then outstanding would, without the consent of any holders of the Preferred Stock, become convertible only into the current amount of securities or property or cash receivable upon the capital reorganization, reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior thereto."


     THIRD:    The Amended and Restated Certificate of Incorporation is further amended by adding the following Article EIGHTH:

          "EIGHTH: Pursuant to Section 14A:6-6(1), Corporations, General, of the New Jersey Statutes, a director of the Corporation may be removed from office without cause. Removal with our without cause may be effected only by a majority of the votes cast by the shareholders at an annual or special meeting, the notice of which shall specify the proposed action, or by written consent in lieu of a meeting as provided under Section 13A:5-6 of the New Jersey Statutes."


     FOURTH: The adoption of the above amendments to the Amended and Restated Certificate of Incorporation was approved by the unanimous written consent of all of the shareholders and all of the directors of the Corporation without a meeting pursuant to N.J.S.A. 14A:5-6(1) and N.J.S.A. 14A:6-7(5) on May ____, 1994.

     FIFTH: The number of shares outstanding and the number of shares entitled to vote on the aforesaid amendments to the Amended and Restated Certificate of Incorporation and the adoption of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is 3,128 shares.

     SIXTH: The number of shares voted in favor of the adoption of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation was 3,128 shares and no shares were voted against the adoption of said Amendment.

     IN WITNESS WHEREOF, the President of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of
Incorporation this      day of May, 1994.



                                   PHYTOTECH, INC.


                                   ______________________________
                                   BURT D. ENSLEY, PRESIDENT

                           CERTIFICATE OF AMENDMENT TO THE
                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   PHYTOTECH, INC.

To:  Secretary of State
     State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation, PHYTOTECH, INC. (the "Corporation"), organized under the laws of the State of New Jersey, does hereby execute the following Certificate of Amendment to the Amended and Restated Certificate of Incorporation for the purpose of amending its Amended and Restated Certificate of Incorporation:

     FIRST:    The name of the Corporation is PHYTOTECH, INC.

     SECOND:   Article THIRD of the Amended and Restated Certificate of
Incorporation is amended to read as follows:

          "THIRD:   The Corporation is authorized to issue 50,000,000
     shares of capital stock without par value (the "Common Stock"), of which fifteen million (15,000,000) shares shall be voting common stock (the "Voting Common Stock") and five million (5,000,000) shares shall be non-voting common stock (the "Non-Voting Common Stock"), and ten million (10,000,000) shares shall be Series A Voting Preferred Stock, without par value (the "Preferred Stock") and twenty million (20,000,000) shares of which the Board of Directors has the authority to divide into classes and series or both, and to determine or change the designation and the number of shares of any class or series, and to determine the number of shares, the relative rights, preferences, and limitations of shares of any class or series."

     THIRD: The adoption of the above amendments to the Amended and Restated Certificate of Incorporation was approved by the shareholders and directors of the Corporation at the duly convened Annual Meeting of Shareholders and Board of Directors meeting on August 5, 1996.

     FOURTH: The number of shares outstanding and entitled to vote on the aforesaid amendments to the Amended and Restated Certificate of Incorporation on the record date of July 8, 1996 was 10,698,860.

     FIFTH: The number of shares voting in favor of the adoption of the amendment to Article Third of the Amended and Restated Certificate of Incorporation was at least 5,591,110 shares and 1,062,500 shares voted against the adoption of said Amendment.

     IN WITNESS WHEREOF, the President of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of
Incorporation this      day of January, 1997.



                                   PHYTOTECH, INC.


                                   ______________________________
                                   BURT D. ENSLEY, PRESIDENT

                       THIRD CERTIFICATE OF AMENDMENT TO THE
                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                                  PHYTOTECH, INC.


To:  Secretary of State
     State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(2), Section 14A:9-4(2) and Section 14A:7-2, Corporations, General, of the New Jersey Statutes, the undersigned corporation, PHYTOTECH, INC. (the "Corporation"), organized under the laws of the State of New Jersey, does hereby execute the following Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation for the purpose of amending its Amended and Restated Certificate of Incorporation:

     FIRST:    The name of the Corporation is PHYTOTECH, INC.

     SECOND:   Article THIRD of the Amended and Restated Certificate of
Incorporation is amended to read as follows:

          "THIRD:   The Corporation is authorized to issue 50,000,000 shares of capital stock without par value (the "Common Stock"), of which thirty-five million (35,000,000) shares shall be voting common stock (the "Voting Common Stock") and five million (5,000,000) shares shall be non-voting common stock (the "Non-Voting Common Stock") and ten million (10,000,000) shares shall be Series A Voting Preferred Stock, without par value (the "Preferred Stock")."

          (a) The holders of the Voting Common Stock and the Preferred Stock shall be entitled to one vote in person or by proxy for each share of stock held. The holders of the Non-Voting Common Stock shall possess no voting power and shall not have the right to participate in any meeting of the shareholders or to have notice thereof.

          (b) The shares of Non-Voting Common Stock are convertible to shares of Voting Common Stock in the event of a public offering registered with the Securities and Exchange
          Commission (the "SEC") under the Securities Act of 1933, as amended, or a successor statute (the "Act") by the Corporation of its Common Stock.

          (c) The holders of the Preferred Stock shall be entitled to receive dividends on the Preferred Stock, but only when and if dividends are paid and declared by the Corporation's Board of Directors on the Common Stock. At such time as dividends are paid on the Common Stock, the holders of Preferred Stock shall be entitled to receive dividends on the Preferred Stock at the same time, and at the rate per share of Preferred Stock based upon the shares of Common Stock to which the holders of Preferred Stock would be entitled, if they had converted the Preferred Stock and been holders of Common Stock on the record date of such dividends on the Common Stock.

          (d) Upon the dissolution, liquidation or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfaction of the indebtedness of the Corporation, but before any distribution of assets shall be made to holders of Common Stock, liquidating distributions in the amount of $.80 per share plus all accumulated and unpaid dividends, if any. If, upon any liquidation or dissolution or winding up of the Corporation, the assets available for distribution to the Corporation's stockholders are insufficient to permit the payment in full to the holders of the Preferred Stock, then the entire assets of the Corporation available for such distribution will be distributed ratably among the holders of the Preferred Stock.

          (e) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of the liquidation rights.

          (f) After the payment of a $.80 per share liquidation preference to holders of Preferred Stock, holders of Common Stock shall receive, on a pro rata basis, all remaining assets of the Corporation available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Corporation.

          (g) The holders of Common Stock and Preferred Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of the Corporation's capital stock.

          (h) There shall be no redemption or sinking fund obligation with respect to the Preferred Stock.

          (i) On the fifth anniversary of the closing of the initial private placement effected pursuant to Regulation D under the Act, each share of Preferred Stock then outstanding will automatically be converted into one share of Common Stock (the "Conversion Rate"). All outstanding shares of Preferred Stock shall also be automatically converted into shares of Common Stock at the Conversion Rate (a) upon the consummation of an underwritten public offering registered with the SEC under the Act by the Corporation of its Common Stock, pursuant to which Common Stock is offered to the public at a price of at least $3.00 per share (subject to adjustment for stock splits, combinations and other similar events) or (b) immediately prior to the consummation of a consolidation or merger of the Corporation with or into another corporation, or any sale or transfer of all or substantially all of the assets of the Corporation, pursuant to which the holders of Common Stock (assuming the conversion of all outstanding Preferred Stock into Common Stock at the Conversion Rate) will receive cash or securities or property having a value (as determined by the Corporation's Board of Directors) of at least $3.00 per share of Common Stock (subject to adjustment for stock splits, combinations and other similar events). The holder of any shares of Preferred Stock converted into Common Stock in connection with such a public offering or other transaction shall be entitled to payment of all declared but unpaid dividends, if any, payable with respect to such shares up to and including the date of the closing of such public offering or other transaction.

          (j) The Conversion Rate is subject to adjustment upon the occurrence of certain events, including a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, or a combination of the Common Stock.

          (k) Upon any capital reorganization of the Corporation or any reclassification of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation in which the

          Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Preferred Stock then outstanding would, without the consent of any holders of the Preferred
          Stock, become convertible only into the current amount of securities or property or cash receivable upon the capital reorganization, reclassification, consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior thereto."

     THIRD:    The adoption of the above amendment to the Amended and Restated
Certificate of Incorporation was approved by a resolution adopted by the Board of Directors of the Corporation on May 22, 1997 (the "Resolution").

     FOURTH:   The Amended and Restated Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the Resolution, and the relative rights, preferences and limitations of each such class and series are as stated in the Resolution.

     IN WITNESS WHEREOF, the President of the Corporation has executed this Third Certificate of Amendment to the Amended and Restated Certificate of
Incorporation this     day of June, 1997.


                                                       PHYTOTECH, INC.


                                                       _________________________
                                                       BURT D. ENSLEY, PRESIDENT

                        FOURTH CERTIFICATE OF AMENDMENT TO THE
                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                                   PHYTOTECH, INC.

To:  Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation, PHYTOTECH, INC. (the "Corporation"), organized under the laws of the State of New Jersey, does hereby execute the following Certificate of Amendment to the Amended and Restated Certificate of Incorporation for the purpose of amending its Amended and Restated Certificate of Incorporation:

     FIRST:    The name of the Corporation is PHYTOTECH, INC.

     SECOND:   The first paragraph of Article THIRD of the Amended and Restated
Certificate of Incorporation is amended to read as follows:
          "THIRD:   The Corporation is authorized to issue 100,000,000
     shares of capital stock without par value (the "Common Stock"), of which thirty-five million (35,000,000) shares shall be voting common stock (the "Voting Common Stock") and five million (5,000,000) shares shall be non-voting common stock (the "Non-Voting Common Stock"), and ten million (10,000,000) shares shall be Series A Voting Preferred
     Stock, without par value (the "Preferred Stock") and fifty million (50,000,000) shares of which the Board of Directors has the authority to divide into classes and series or both, and to determine or change the designation and the number of shares of any class or series, and to determine the number of shares, the relative rights, preferences, and limitations of shares of any class or series."

     THIRD: The adoption of the above amendments to the Amended and Restated Certificate of Incorporation was approved by the shareholders and directors of the Corporation at the duly convened Annual Meeting of Shareholders and Board of Directors meeting on October 1, 1997.

     FOURTH: The number of shares outstanding and entitled to vote on the aforesaid amendment to the Amended and Restated Certificate of Incorporation on the record date of August 29, 1997 was 9,122,110.

     FIFTH: The number of shares voting in favor of the adoption of the amendment to Article Third of the Amended and Restated Certificate of Incorporation was at least 4,840,431 shares and 250,000 shares voted against the adoption of said Amendment.

     IN WITNESS WHEREOF, the President of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of
Incorporation this      day of October, 1997.



                                   PHYTOTECH, INC.


                                   ______________________________
                                   BURT D. ENSLEY, PRESIDENT